Exhibit 99.1

Press Release: For Immediate Release

INVESTORS:	MEDIA:
Byron Purcell	Terri Hickey
(717) 975-3710	(717) 975-5718
investor@riteaid.com	press@riteaid.com

Rite Aid announces cash tender offer and consent solicitation for up to $200,000,000 aggregate purchase price of 7.500% senior secured notes due 2025

Tender offer part of refinancing that is expected to include an increased revolving credit facility. Refinancing will improve debt maturity profile and result in decreased interest expense.

PHILADELPHIA, Pa (November 3, 2022) — Rite Aid Corporation (NYSE: RAD) (“we,” “us,” “our” or the “Company”) today announced that it has commenced a tender offer (the “Tender Offer”) to purchase for cash up to $200 million aggregate purchase price (not including any accrued and unpaid interest, and as such amount may be increased or decreased by the Company, the “Aggregate Maximum Purchase Price”) of the Company’s outstanding 7.500% Senior Secured Notes due 2025 (the “Notes”).

In connection with the Tender Offer, the Company is also soliciting consents (the “Consents”) from registered holders (each, a “Holder” and, collectively, the “Holders”) of the Notes (the “Consent Solicitation”) to proposed amendments to the indenture governing the Notes (the “Indenture”), providing for, among other things, (i) the elimination of substantially all of the restrictive covenants and certain events of default under the Indenture with respect to the Notes and (ii) the release of all the collateral securing the obligations of the Company and the subsidiary guarantors from time to time party thereto (the “Guarantors”) under the Notes (the “Proposed Amendments”). In the event of any proration of the Notes, the Consents delivered shall be null and void.

We are conducting the offer to improve the Company’s capital structure by reducing debt and interest expense and extending our debt maturity profile. On or prior to the settlement date for the offer, we expect to enter into certain amendments to the Company’s existing credit agreement governing its existing senior secured asset-based revolving credit facility and senior secured term loan facility providing for, among other things, an increase in the available borrowing commitments thereunder, on terms and conditions satisfactory to us in our sole discretion, the net proceeds of which, together with cash on hand and/or other sources of liquidity, are sufficient to fund the purchase of the Notes validly tendered on or prior to the Early Tender Deadline and accepted for purchase.

The terms and conditions of the Tender Offer and the Consent Solicitation are described in an Offer to Purchase and Consent Solicitation Statement, dated November 3, 2022 (the “Offer to Purchase and Consent Solicitation Statement”). The following table summarizes the material pricing terms of the Tender Offer.

Title of Notes	CUSIP Number	Aggregate Principal Amount Outstanding	Aggregate Maximum Purchase Price	Early Tender Premium (1)(2)	Tender Offer Consideration (1)(3)	Total Consideration (1)(3)
7.500% Senior Secured Notes due 2025	U76659AX6 767754CK8	$485,058,000	$200,000,000	$50.00	$700.00	$750.00

(1)	Per $1,000 principal amount of Notes tendered and accepted for purchase.
(2)	Included in the Total Consideration for Notes tendered and accepted for purchase on or prior to the Early Tender Deadline.
(3)	Does not include accrued and unpaid interest from the last date on which interest has been paid to, but excluding, the Early Settlement Date (as defined below) or the Final Settlement Date (as defined below), as applicable, that will be paid on the Notes accepted for purchase.

The Tender Offer and the Consent Solicitation will expire immediately after 11:59 p.m., New York City time, on December 2, 2022, unless extended or earlier terminated by the Company (the “Expiration Time”). Subject to the terms and conditions of the Tender Offer, including the Aggregate Maximum Purchase Price and proration, Holders of Notes that are validly tendered on or prior to 5:00 p.m., New York City time, on November 17, 2022 (such date and time, as it may be extended, the “Early Tender Deadline”) and not validly withdrawn at any time on or prior to 5:00 p.m., New York City time, on November 17, 2022, unless extended (such date and time, as it may be extended, the “Withdrawal Deadline”) will be eligible to receive the Total Consideration set forth in the table above, which includes the Early Tender Premium set forth in the table above. Holders of Notes tendering their Notes after the Early Tender Deadline, but on or prior to the Expiration Time, will only be eligible to receive the Tender Offer Consideration set forth in the table above, which is the Total Consideration less the Early Tender Premium. No tenders will be valid if submitted after the Expiration Time. The “Early Settlement Date” may occur, at our option, no earlier than the Early Tender Deadline. We reserve the right, in our sole discretion, to extend or forgo the Early Settlement Date, if any. In the event that we forgo the Early Settlement Date, all Holders whose Notes are accepted for payment by the Company will receive payment on the Final Settlement Date.

In addition, Holders of all Notes validly tendered and accepted for purchase pursuant to the Tender Offer will receive accrued and unpaid interest on such Notes from the last date on which interest has been paid to, but excluding, the Early Settlement Date or the Final Settlement Date, as applicable. The Early Settlement Date, if we choose to have one, is currently expected to be on or about November 21, 2022, unless extended or earlier terminated by us with respect to the Offer in our sole discretion (the “Early Settlement Date”). The Final Settlement Date is expected to be on December 6, 2022, unless extended or earlier terminated by us with respect to the Tender Offer in our sole discretion (the “Final Settlement Date”). Holders may not tender their Notes pursuant to the Tender Offer without delivering their Consents in the Consent Solicitation.

The aggregate purchase price of the Notes that may be purchased pursuant to the Tender Offer will not exceed the Aggregate Maximum Purchase Price. The Company reserves the right, but is under no obligation, to increase or decrease the Aggregate Maximum Purchase Price at any time, in each case without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Date or otherwise reinstating withdrawal or revocation rights of Holders, subject to applicable law, which could result in the Company purchasing a greater or lesser amount of the Notes in the Tender Offer. Acceptance of tenders of the Notes may be subject to proration if the aggregate purchase price of the Notes validly tendered and not validly withdrawn would exceed the Aggregate Maximum Purchase Price. In the event of any proration of the Notes tendered, the Consents delivered shall be null and void and the proposed amendments will not be operative.

The consummation of the Tender Offer and the Consent Solicitation is subject to, and conditioned upon, the satisfaction or waiver of certain conditions described in the Offer to Purchase and Consent Solicitation Statement, including the Company having obtained certain amendments to the Company’s existing credit agreement governing its existing senior secured asset-based revolving credit facility and senior secured term loan facility providing for, among other things, an increase in the available borrowing commitments thereunder, on terms and conditions satisfactory to us in our sole discretion, the net proceeds of which, together with cash on hand and/or other sources of liquidity, are sufficient to fund the purchase of the Notes validly tendered on or prior to the Early Tender Deadline and accepted for purchase. The Tender Offer is not conditioned on any minimum amount of Notes being tendered or the receipt of Requisite Consents (as defined below). We reserve the right, but are under no obligation, to waive any and all of the conditions of the Offer and the Consent Solicitation at any time, in each case without extending the Early Tender Deadline, the Withdrawal Deadline or the Expiration Time for the Offer or otherwise reinstating withdrawal or revocation rights of Holders, subject to applicable law. The tender offer could adversely impact the Company’s credit ratings but are expected to result in improved leverage and reduced interest expense while maintaining strong liquidity.

In order for the Proposed Amendments to be adopted with respect to the Notes, the Consents must be received in respect of at least a majority of the principal amount of the Notes then outstanding (excluding any Notes owned by the Company or any of its affiliates) (the “Requisite Consents”). Assuming receipt of the Requisite Consents, the Company expects to execute and deliver to the Trustee and the Notes Collateral Agent (each as defined below) a supplemental indenture (the “Supplemental Indenture”) to the Indenture and amendments to certain related security agreements (collectively, the “Amended Documents”) giving effect to the Proposed Amendments, promptly following the later of the receipt of the Requisite Consents and the Withdrawal Deadline. The Amended Documents will become effective when executed by the Company, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”) and as notes collateral agent (the “Notes Collateral Agent”). However, the Proposed Amendments will become operative only upon our acceptance for purchase of at least a majority of the principal amount of the Notes then outstanding (excluding any Notes owned by the Company or any of its affiliates) and payment therefor. Holders of Notes may not consent selectively with respect to certain of the Proposed Amendments, or tender Notes without consenting to the Proposed Amendments with respect to such Notes. In the event of any proration of the Notes tendered, the Consents delivered shall be null and void and the Proposed Amendments will not become operative.

Any Notes validly tendered and related Consents validly delivered may be withdrawn or revoked from the Tender Offer and the Consent Solicitation on or prior to the Withdrawal Deadline. Any Notes validly tendered and related Consents validly delivered on or prior to the Withdrawal Deadline that are not validly withdrawn or revoked on or prior to the Withdrawal Deadline may not be withdrawn or revoked thereafter, except as required by law. In addition, any Notes validly tendered and related Consents validly delivered after the Withdrawal Deadline may not be withdrawn or revoked, except as required by law.

Subject to the satisfaction or waiver of the conditions to the Tender Offer, if the Company accepts for purchase any Notes validly tendered and Consents validly delivered on or prior to the Early Tender Deadline and not validly withdrawn (or Consents revoked) on or prior to the Withdrawal Deadline, such Notes and Consents will be accepted for purchase in priority to other Notes and Consents validly tendered or delivered pursuant to the Tender Offer and the Consent Solicitation after the Early Tender Deadline. Accordingly, if the Aggregate Maximum Purchase Price is reached in respect of tenders made on or prior to the Early Tender Deadline, no Notes and Consents that are validly tendered or delivered after the Early Tender Deadline will be accepted for purchase and any Notes and Consents accepted for purchase on the Early Settlement Date, if any, or the Final Settlement Date will be accepted on a prorated basis up to the amount of the Aggregate Maximum Purchase Price unless the Aggregate Maximum Purchase Price is increased up to an amount that would allow us to purchase all such Notes.

This press release does not constitute an offer to sell, or a solicitation of an offer to buy, any security. No offer, solicitation, or sale will be made in any jurisdiction in which such an offer, solicitation, or sale would be unlawful.

BofA Securities is the dealer manager (the “Dealer Manager”) in the Tender Offer and the Consent Solicitation. Global Bondholder Services Corporation has been retained to serve as the tender and information agent (the “Tender and Information Agent”) for the Tender Offer and the Consent Solicitation. Questions regarding the Tender Offer and the Consent Solicitation should be directed to BofA Securities by telephone at (980) 388-3646 (call collect) or (888) 292-0070 (toll-free) or by email at debt_advisory@bofa.com. Requests for copies of the Offer to Purchase and Consent Solicitation Statement and other related materials should be directed to Global Bondholder Services Corporation by telephone at (855) 654-2014 (toll-free) or (212) 430-3774 (collect); by email at contact@gbsc-usa.com; or by internet at the following web address: https://www.gbsc-usa.com/riteaid/.

None of the Company, its board of directors, the Dealer Manager, the Tender and Information Agent, the Trustee and the Notes Collateral Agent under the Indenture, the Depository Trust Company nor any of their respective affiliates, makes any recommendation as to whether any Holder should tender or deliver, or refrain from tendering or delivering, any or all of such Holder’s Notes or the Consents, and none of the Company nor any of its affiliates has authorized any person to make any such recommendation. The Tender Offer and the Consent Solicitation are made only by the Offer to Purchase and Consent Solicitation Statement. The Tender Offer and the Consent Solicitation are not being made to Holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction where the securities, blue sky or other laws require the Tender Offer and the Consent Solicitation to be made by a licensed broker or dealer, the Tender Offer and the Consent Solicitation will be deemed to be made on behalf of the Company by the Dealer Manager or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

About Rite Aid

Rite Aid Corporation is on the front lines of delivering healthcare services and retail products to Americans 365 days a year. Our pharmacists are uniquely positioned to engage with customers and improve their health outcomes. We provide an array of whole being health products and services for the entire family through over 2,300 retail pharmacy locations across 17 states. Through Elixir, we provide pharmacy benefits and services to millions of members nationwide.

Forward-Looking Statements

Statements in this release that are not historical, are forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, the expected timing and terms of the proposed Tender Offer and Consent Solicitation. Words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” and “will” and variations of such words and similar expressions are intended to identify such forward-looking statements.

These forward-looking statements are not guarantees of future performance and involve risks, assumptions and uncertainties, including, but not limited to: risks related to the prolonged impact of the COVID-19 global pandemic and the emerging new variants, including the government responses thereto; the impact of COVID-19 on our workforce, operations, stores, expenses, and supply chain, and the operations or behaviors of our customers, suppliers and business partners; our ability to successfully implement our store closure program and other strategies; the impact of our high level of indebtedness, the ability to refinance such indebtedness on acceptable terms (including the impact of rising interest rates, market volatility, and continuing actions by the United States Federal Reserve) and our ability to satisfy our obligations and the other covenants contained in our debt agreements; outcome of pending or new litigation, including related to opioids, “usual and customary” pricing or other matters; our ability to monetize (and on reasonably available terms) the Centers of Medicare and Medicaid Services receivable created in our Part D business; general competitive, economic, industry, market, political (including healthcare reform) and regulatory conditions (including changes to laws or regulations relating to labor or wages), and regulatory conditions, including continued impacts of inflation or other pricing environment factors on our costs, liquidity and our ability to pass on price increases to our customers, including as a result of inflationary and deflationary pressures, a decline in consumer financial position, whether due to inflation or other factors, as well as other factors specific to the markets in which we operate; the impact of private and public third-party payers continued reduction in prescription drug reimbursements and efforts to encourage mail order; our ability to manage expenses and our investments in working capital; our ability to achieve the benefits of our efforts to reduce the costs of our generic and other drugs; our ability to achieve cost savings and other benefits of our restructuring efforts within our anticipated timeframe, if at all; the outcome of our continuing efforts to monitor and comply with applicable laws, regulations, policies and procedures; and our ability to partner and have relationships with health plans and health systems.

These and other risks, assumptions and uncertainties are more fully described in Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K and in other documents that we file or furnish with the SEC, which you are encouraged to read. To the extent that COVID-19 adversely affects our business and financial results, it may also have the effect of heightening many of such risk factors.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those indicated or anticipated by such forward-looking statements. Accordingly, you are cautioned not to rely on these forward-looking statements, which speak only as of the date they are made.

The degree to which COVID-19 may adversely affect Rite Aid’s results and operations, including its ability to achieve its outlook for fiscal 2023 guidance, will depend on numerous evolving factors and future developments, which are highly uncertain, including, but not limited to, federal, state and local governmental policies and initiatives designed to reduce the transmission of COVID-19 and emerging new variants and how quickly and to what extent normal economic and operating conditions can resume. As a result, the impact on Rite Aid’s financial and operating results cannot be reasonably estimated with specificity at this time, but the impact could be material. Rite Aid expressly disclaims any current intention, and assumes no duty, to update publicly any forward-looking statement after the distribution of this release, whether as a result of new information, future events, changes in assumptions or otherwise.

All references to “Company” and “Rite Aid” as used throughout this section refer to Rite Aid Corporation and its affiliates.

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